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                                                                    EXHIBIT 21.1

                           SCHEDULE OF SUBSIDIARIES

             DJ & J Software Corporation (WA)

             EH Direct, Inc. (WA)

             MPI Corporation (WA)

             Surplus Software, Inc. (OR) (d/b/a Egghead.com, Inc.)